UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (date of Earliest Event Reported) July 29, 1997
                                                          -------------

                 REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP
             (Exact Name of Registrant as specified in its Charter)



     Delaware                       2-65391                     16-1173249
--------------------          ---------------------         --------------------
(State of Formation)          (Commission File No.)         (IRS Employer
                                                             Identification No.)



                             2350 North Forest Road
                                   Suite 12-A
                            Getzville, New York 14068
                     (Address of Principal Executive Office)



Registrant's Telephone Number:         (716)  636-0280
                                       ---------------



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ITEM 5.   OTHER EVENTS.

On July 16, 1997 the Partnership, and other limited partnerships in which Realmark Properties Inc., the Partnership's Corporate General Partner, serves as general partner, entered into contracts to sell multi-family residential properties, which included Carriage House of Englewood (formerly Gold Key Apartments), to Partnership Equities, Inc. of Columbus, Ohio. Partnership Equities is not affiliated with the Partnership, the Corporate General Partner, or any affiliate of either.

The Corporate General Partner, acting under authority contained in the Limited Partnership Agreement, and on behalf of the best interests of the Limited Partners, entered into the contract on behalf of the Partnership with the belief that the price and terms are fair to the Partnership.

The contract was subject to a number of contingencies, including, but not limited to, the following: satisfactory title reports, satisfactory engineering reports on the condition of the improvements, and availability of government allocations allowing the property to qualify for a tax credit program.

The contract for the sale of Carriage House of Englewood was terminated recently. The equity provider for the purchaser was unwilling to provide the equity necessary to close the deal due to the extent of rehab work needed at the property. A non-refundable deposit on the sale of $220,000.00 was received and maintained by the registrant.

                                   SIGNATURES






Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                 REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)



Date:   7/31/97                  /s/Joseph M. Jayson
     -----------                 -----------------------------------------------
                                 Joseph M. Jayson,
                                 President and Director